Exhibit 99.1

Tallgrass Energy Announces Receipt of
"Take Private" Proposal

LEAWOOD, Kan.--(BUSINESS WIRE)--August 27, 2019--Tallgrass Energy, LP (NYSE: TGE) today announced that the board of directors of its general partner (the "Board") has received a non-binding preliminary proposal letter, dated August 27, 2019, from Blackstone Infrastructure Partners, its partners and respective affiliates (collectively, the "Sponsors") to acquire all of the outstanding Class A shares representing limited partner interests in TGE (the "Class A Shares") not already owned by the Sponsors for $19.50 per Class A Share in cash. A copy of the proposal letter is attached as Annex A to this press release.

The $19.50 per Class A Share price of the proposal represents an approximate 35.9% premium over TGE's closing price on August 27, 2019, and a premium of approximately 12% to its volume weighted average price during the last 30 calendar days. The Sponsors collectively hold an approximate 44.2% economic interest in TGE as of August 27, 2019.

The Board intends to form a conflicts committee consisting of independent directors of the Board to consider the proposal. The Board expects that the conflicts committee will retain independent advisors, including independent financial and legal advisors, to assist it in this process.

The proposal constitutes only a preliminary indication of interest by the Sponsors and does not constitute any binding commitment with respect to the proposed transaction or any other transaction. No agreement, arrangement or understanding between TGE and the Sponsors relating to any proposed transaction will be created unless definitive documentation is executed and delivered by the Sponsors, TGE and all other appropriate parties.

TGE does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required under applicable law.

Cautionary Note Concerning Forward-Looking Statements

Disclosures in this press release contain "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include, the formation of a conflicts committee of the Board and the advisors expected to be retained by such committee. Forward-looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of TGE and its subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas and crude oil production growth in TGE's operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by TGE based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TGE, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to TGE's financial performance and results, availability of sufficient cash flow to pay dividends and execute its business plan, the demand for natural gas storage, processing and transportation services and for crude oil transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas or transporting crude oil and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TGE with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TGE does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

About Tallgrass Energy

Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.
Annex A
Proposal Letter

August 27, 2019

Board of Directors
Tallgrass Energy GP LLC
4200 W. 115th Street, Suite 350
Leawood, KS 66211-2609

Re:     Proposal to Acquire All Outstanding Publicly-Available Class A Shares of Tallgrass Energy

Gentlemen:

On behalf of Blackstone Infrastructure Partners, its partners and respective affiliates (collectively, the “Sponsors”), I am pleased to submit to you this proposal (the “Proposal”) pursuant to which certain affiliates of the Sponsors would acquire for cash all of the outstanding Class A Shares (“Class A Shares”) of Tallgrass Energy, LP (“Tallgrass”) not already owned by Sponsors (the “Transaction”), at a price of $19.50 per Class A Share, subject to the negotiation of satisfactory definitive agreements and the other matters described below.

As you are aware, the Sponsors own, in the aggregate, 23,652,463 Class A Shares and 100,655,121 Class B Shares of Tallgrass (“Class B Shares”), representing 44.2% of the total outstanding equity interests in Tallgrass as of July 31, 2019 (as reported by Tallgrass in its Quarterly Report on Form 10-Q filed with the SEC on July 31, 2019) and 100,655,121 units in Tallgrass Equity, LLC. In addition, the Sponsors own 100% of the non-economic general partner interests in Tallgrass through their wholly-owned subsidiary, Tallgrass Energy GP, the general partner of Tallgrass (“Tallgrass GP”).

Proposal

Our Proposal delivers certain and significant value and liquidity to Tallgrass’s shareholders. Specifically, the proposed consideration represents:

•	A 35.9% premium to the closing price of the Class A Shares on August 27, 2019; and

•	A 12.0% premium to the volume-weighted average price of the Class A Shares over the last 30 calendar days through August 27, 2019.

Structure and Closing Conditions

We expect that the Transaction would be structured as a merger, through which a Sponsors-controlled acquisition vehicle would merge into Tallgrass, with Tallgrass surviving the merger.

We expect the Transaction’s definitive agreements would contain terms customary for a transaction of this type, including a customary condition to closing related to obtaining the approval of holders of a majority of the Class A Shares and Class B Shares, voting together as a single class. We do not expect that the Transaction’s definitive agreements would contain a condition that the Sponsors obtain financing, and, instead, the Sponsors would deliver customary equity and debt commitment letters at signing in amounts sufficient to fund the aggregate cash consideration to consummate a Transaction.

Process

We anticipate that the Board of Directors of Tallgrass GP will form a Conflicts Committee comprised entirely of directors satisfying the independence requirements of Tallgrass’s partnership agreement, and delegate to the Conflicts Committee the authority to evaluate and negotiate the Proposal, including, for the avoidance of doubt, the authority to reject the Proposal. We also anticipate that the Conflicts Committee will engage independent legal and financial advisors selected by the Conflicts Committee to advise it in connection with evaluating this Proposal.

In anticipation of such a delegation, we want to advise you that we are interested only in acquiring Class A Shares of Tallgrass and are not interested in selling any of our equity interests in Tallgrass or pursuing other strategic alternatives involving Tallgrass.

We would welcome the opportunity to present the Proposal in more detail to the Conflicts Committee and its advisors as soon as possible.

Advisors

We have engaged Citi as our financial advisor and Vinson & Elkins as our legal advisor, and we are prepared to dedicate such resources as may be necessary to complete negotiations, execute definitive agreements and close the Transaction as promptly as practicable.

Internal Approvals

This Proposal has been approved by Blackstone’s Investment Committee. Notwithstanding this approval, the entry into any definitive agreement is conditioned upon the negotiation of definitive financing commitments on acceptable terms, the satisfactory negotiation of definitive agreements and the approval of those agreements by the Sponsors’ respective investment committees or board of directors as well as by the Board of Directors of Tallgrass GP.

Disclosures

We expect to make appropriate amendments to the Sponsors’ Schedule 13D, as required under applicable securities laws, disclosing this Proposal promptly upon delivery.

Legal Effect

The Proposal is non-binding, and no agreement, arrangement or understanding between the parties with respect to the Proposal or any other transaction (including any agreement to commence or continue negotiations) shall be created until such time as mutually satisfactory definitive agreements have been executed and delivered.

The Sponsors are well positioned to negotiate and complete the Transaction, including obtaining any required financing, in an expeditious manner. If this Proposal is acceptable to the Conflicts Committee, the Sponsors are prepared to immediately negotiate definitive agreements in respect of the Transaction.

We look forward to receiving the Conflicts Committee’s response to this Proposal and working with you to complete a transaction that we believe is attractive to Tallgrass’s public shareholders.
Sincerely,
/s/ Wallace C. Henderson

Wallace C. Henderson
Senior Managing Director
Blackstone Infrastructure Advisors L.L.C.

Contacts

Investor and Financial Inquiries
Nate Lien
913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond
303-763-3568
media.relations@tallgrassenergylp.com